[EXECUTION COPY]

                                                                  Exhibit 10.37




                      FIRST AMENDMENT AND LIMITED WAIVER TO
                                CREDIT AGREEMENT


                  FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT, dated as of March 31, 2003 (this "First Amendment"), by and among GP STRATEGIES CORPORATION (the "Parent"), a Delaware corporation and GENERAL PHYSICS CORPORATION, a Delaware corporation ("Physics"; and together with the Parent, the "Borrowers"), the Lenders (as defined below) signatories hereto, and Fleet National Bank ("Fleet"), as agent for the Lenders (in such capacity, the "Agent"), as issuing bank (in such capacity, the "Issuing Bank") and as lead arranger (in such capacity, the "Lead Arranger").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Borrowers, certain financial institutions parties thereto (collectively, the "Lenders"), and the Agent have entered into the Second Amended and Restated Credit Agreement, dated as of December 14, 2001 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement");

                  WHEREAS, the Borrowers and the Lenders wish to, among other things (i) amend and provide a limited waiver of certain financial covenants contained in the Existing Credit Agreement, (ii) add a new financial covenant with respect to Minimum Consolidated EBITDA (defined below) and (iii) amend the definition of Revolving Loan Commitment Amount to (a) permanently reduce such amount to $30,000,000 and (b) limit the availability under the Revolving Loan Commitment Amount during the Test Periods (defined below); and

                  WHEREAS, the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend (and provide a limited waiver) such provisions of the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this First Amendment, being referred to as the "Credit Agreement");

                  NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

                                     PART I
                                   DEFINITIONS

                  SUBPART 1.1. Certain Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this First Amendment with such meanings.

                                    PART II
                        AMENDMENTS AND LIMITED WAIVER TO
                            EXISTING CREDIT AGREEMENT

                  Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended in accordance with the terms of this Part II as of the date; except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SUBPART 2.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in their appropriate alphabetical sequence:

                  "First Amendment" means the First Amendment and Limited Waiver to Credit Agreement, dated as of March 31, 2003, among the Borrowers, the Lenders parties thereto, and the Agent with respect to this Agreement.

                  "First Test Period": is defined in the definition of Revolving Loan Commitment Amount.

                  "First Amendment Effective Date" is defined in Subpart 3.1 of the First Amendment.

                  "Minimum Consolidated EBITDA": for any period shall mean net income (or net loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period plus (i) the sum of (in each case to the extent deducted in the calculation of net income), without duplication, (a) Consolidated Interest Expense for such period, (b) provision for income taxes of the Parent and its Subsidiaries for such period, (c) depreciation and amortization of the Parent and its Subsidiaries for such period, (d) any extraordinary losses (including, but not limited to, losses associated with sales of Property not in the ordinary course of business), to the extent utilized in determining such net income (or net loss) for such period and (e) any non-cash contributions made by the Parent and its Subsidiaries pursuant to their matching 401(k) or any similar retirement program minus (ii) with respect to the Parent and its Subsidiaries, to the extent utilized in determining such net income (or net loss), without duplication, the sum of (a) extraordinary gains (including, but not limited to, gains associated with sales of Property not in the ordinary course of business), (b) investment income and
(c) interest income. Notwithstanding anything to the contrary contained in this definition, any extraordinary losses reported within operating income (including, but not limited to, severance, restructuring charges or related expenses), shall not be added back to the calculation of net income.

                  "Second Test Period": is defined in the definition of Revolving Loan Commitment Amount.

                  "Test Periods": is defined in the definition of Revolving Loan Commitment Amount.

                  SUBPART 2.2. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Subordinated Debt" in its entirety and replacing such definition with the following:

                  "Subordinated Debt": the Hydro Med Subordinated Debt and all other Indebtedness of a Obligor which is subordinated to the Obligations on terms and conditions at least as favorable to the Lenders as are contained in the Subordination Agreement or on other terms and conditions acceptable to the Agent and the Required Lenders, provided that, notwithstanding the terms of the Subordination Agreement, in order for such Indebtedness (other than the Hydro Med Subordinated Debt) to be considered "Subordinated Debt", the principal amount of such Indebtedness shall not be payable until at least 180 days after the Revolving Loan Commitment Termination Date, and no principal of or interest on or other amounts in respect to such Indebtedness shall be payable at any time after the occurrence and during the continuance of any Default or Event of Default, provided further; that in no event shall any principal amount of the Hydro Med Subordinated Debt be paid until the date on which all the Obligations have been paid in cash in full and the Commitments hereunder have been permanently terminated.

                  SUBPART 2.3. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Accounts Receivable Borrowing Base" in its entirety and replaced with the following new definition:

                  "Accounts Receivable Borrowing Base": 80% of Eligible Accounts from time to time outstanding or such lesser percentage as the Agent shall reasonably determine (including any determination based upon the results of any field or computer audits).

                  SUBPART 2.4. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Borrowing Base" in its entirety and replacing such definition with the following:

                  "Borrowing Base": (i) Accounts Receivable Borrowing Base; plus
(ii) the Marketable Securities Borrowing Base; plus (iii) the Real Estate Borrowing Base. The Agent shall have the right to review such computations and if, in its reasonable judgment, such computations have not been completed in accordance with the terms of this Agreement, the Agent shall have the right to correct such errors. Notwithstanding anything to the contrary contained herein, the Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as the Agent in its reasonable discretion shall deem necessary or appropriate, against the Borrowing Base.

                  SUBPART 2.5. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Eligible Accounts" in its entirety and replacing such definition with the following:

                  "Eligible Accounts": Borrowing Base Accounts payable to other than GP (UK) (i) which are General Eligible Accounts, (ii) which are owed by account debtors located within the United States of America and (iii) which are due and payable within 90 days from the original date of invoice, except with respect to Government Assigned Receivables which shall be due and payable within 120 days from the original date of invoice), in each case, net of any reserves reasonably required by the Agent from time to time in accordance with the Agent's customary practices. The Borrowers, by including an account in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Agent and each Lender the accuracy and completeness of such statements above.

                  SUBPART 2.6. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Revolving Loan Commitment Amount" in its entirety and replacing such definition with the following:

                  "Revolving Loan Commitment Amount": means, on any date, $30,000,000, as such amount may be reduced from time to time; provided, however, that (i) for the period commencing on the First Amendment Effective Date through and including May 31, 2003 (the "First Test Period"), the availability under the Revolving Loan Commitment Amount shall be reduced to $27,000,000 and (ii) for the period commencing on June 1, 2003 through and including the date on which the Borrowers deliver their Compliance Certificate for the Fiscal Quarter ending September 30, 2003 (the "Second Test Period"; and together with the First Test Period, the "Test Periods"), the availability under the Revolving Loan Commitment Amount shall be reduced to $26,000,000; provided, further, that the availability under the Revolving Loan Commitment Amount shall only increase to $30,000,000 at the end of the Second Test Period in the event that the Borrowers are in full compliance with all matters listed in such Compliance Certificate and no Default or Event of Default has occurred and is continuing.

                  SUBPART 2.7. Clause (d) of Section 2.4 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  (d) In General. (i) Each reduction of the Revolving Loan Commitment Amount, shall be made by reducing each Lender's applicable Revolving

Loan Commitment Amount by an amount equal to such Lender's applicable Revolving Loan Commitment Percentage. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of the Letter of Credit Commitment Amount and the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment and the Swing Line Loan Commitment (as specified by the Borrowers if, after giving effect to such reduction in the Revolving Loan Commitment Amount, the Revolving Loan Commitment Amount exceeds the Swing Line Loan Commitment Amount) to an aggregate amount not in excess of the then current Revolving Loan Commitment Amount, as so reduced without any further action on the part of the Issuing Bank or the Swing Line Loan Lender.

                           (ii) Simultaneously with each reduction of the
Commitment Amount under this Section, the Borrowers shall pay the Revolving Loan Commitment Fee accrued on the amount by which the Revolving Loan Commitment Amount has been reduced.

                  SUBPART 2.8. Section 6.2 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  6.2 Borrowing Request; Letter of Credit Request; Compliance with Borrowing Base

                  With respect to the Revolving Credit Loans and Swing Line Loans to be made, and the Letters of Credit to be issued, (i) on each Borrowing Date, the Agent shall have received, (a) in the case of Revolving Credit Loans and Swing Line Loans, a Borrowing Request, (b) in the case of Letters of Credit, a Letter of Credit Request and an application with respect to the Letter of Credit requested, (c) in the case of Swing Line Loans, telephonic notice (followed by a Borrowing Request) in accordance with Section 2.3(b) herein and
(d) in each case, an Updated Borrowing Base Certificate, in each case duly executed by an Authorized Signatory of the Borrowers and (ii) after giving effect to the Revolving Credit Loan(s) and/or Swing Line Loans to be made and/or the Letter(s) of Credit to be issued, the Credit Exposure does not exceed the lesser of (i) the then existing Borrowing Base and (ii) the Revolving Loan Commitment Amount as reflected in the updated Borrowing Base Certificate. Notwithstanding anything to the contrary contained in this Agreement, after giving effect to the Revolving Credit Loan(s) and/or Swing Line Loans to be made and/or the Letter(s) of Credit to be issued, the Credit Exposure shall not exceed the lesser of (i) the then existing Borrowing Base, (ii) the Revolving Loan Commitment Amount and (iii) (a) for the First Test Period, $27,000,000 and
(b) for the Second Test Period, $26,000,000, as reflected in the updated Borrowing Base Certificate.

                  SUBPART 2.9. Section 7.9 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  7.9 Inspection of Property; Books and Records; Discussions

                  At all reasonable times, upon reasonable prior notice, at the Borrowers' expense, permit representatives of the Agent and each Lender to visit the offices of each Borrower, each other Obligor and each Foreign Subsidiary, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of each Borrower, each other Obligor and each Foreign Subsidiary with the respective officers thereof, and to examine and inspect the Property of each Borrower, each other Obligor and each Foreign Subsidiary and to meet and discuss the affairs of each Borrower, each other Obligor and each Foreign Subsidiary with the Accountants.

                  SUBPART 2.10. Section 7.11 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  7.11  Financial Covenants.

                  (a) Fixed Charge Coverage Ratio. Maintain as of the last day of each Reference Period set forth below a Fixed Charge Coverage Ratio in a proportion not less than that set forth below opposite each such Fiscal Quarter:


                              Reference Period                       Ratio
                              ----------------                       -----
                              1/01/03-6/29/03                      1.35:1.00
                             6/30/03 - 9/29/03                     1.00:1.00
                           9/30/03 and thereafter                  1.50:1.00

                  (b) Leverage Ratio. Maintain as of the last day of each Reference Period set forth below, a Leverage Ratio in a proportion not greater than the ratios set forth below opposite each such Fiscal Quarter:


                              Reference Period                        Ratio
                              ----------------                        -----
                             1/01/03 - 6/29/03                      4.30:1.00
                              6/30/03 -9/29/03                      3.50:1.00
                             9/30/03 - 12/30/03                     2.50:1.00
                          12/31/03 and thereafter                   2.25:1.00

                  (c) Minimum Consolidated Net Worth. Maintain for the Fiscal Quarter ending 3/31/03, Consolidated Net Worth of not less than $89,000,000 and at all times thereafter, as of the last day of each Fiscal Quarter, Consolidated Net Worth in an amount not less than the Minimum Net Worth Amount for such Fiscal Quarter.

                  (d) Interest Coverage Ratio. Maintain as of the last day of each Reference Period set forth below an Interest Coverage Ratio in a proportion not less than set forth opposite such Fiscal Quarter:


                          Reference Period                 Ratio
                          ----------------                 -----
                          1/01/03 - 9/29/03              2.75:1.00
                         9/30/03 - 12/30/03              3.50:1.00
                       12/31/03 and thereafter           3.75:1.00
                  (e) Minimum Consolidated EBITDA. Maintain as of the last day of each Fiscal Quarter set forth below, a Minimum Consolidated EBITDA in an amount not less than the Minimum Consolidated EBITDA set forth opposite such Fiscal Quarter:


                       Reference Period            Minimum Consolidated EBITDA
                       ----------------             ---------------------------
                       1/01/03 - 3/31/03                     $200,000
                       4/01/03 - 6/30/03                    $1,875,000
                       7/01/03 -9/30/03                     $2,900,000
                       0/01/03 - 12/31/03                   $3,050,000

                  SUBPART 2.11. Exhibit A of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached to the First Amendment.

                  SUBPART 2.12. Limited Waiver. The Required Lenders hereby waive the Borrowers' compliance with, and any Defaults under, (i) clause (b) of
Section 7.11 of the Existing Credit Agreement restricting the Leverage Ratio to a maximum of 2.50:1.00 for (and only for) the Fiscal Quarter ending December 31, 2002; provided that the actual Leverage Ratio for such period ending December 31, 2002 shall not exceed 3.36:1.00 and (ii) clause (d) of Section 7.11 of the Existing Credit Agreement restricting the Interest Coverage Ratio to a minimum of 3.50:1.00 for (and only for) the Fiscal Quarter ending December 31, 2002; provided that the actual Interest Coverage Ratio for such period ending December 31, 2002 shall not be less than 3.11:1.00.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

                  SUBPART 3.1. First Amendment Effective Date. This First Amendment (and the amendments and limited waiver contained herein) shall become effective as of the date, and shall thereafter be referred to as the "First Amendment", on the date (the "First Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

                  SUBPART 3.1.1. Execution of Counterparts. The Agent shall have received counterparts of this First Amendment, duly executed and delivered on behalf of the Borrowers, the Required Lenders and the Agent.

                  SUBPART 3.1.2. Amendment Fee. In consideration of the Lenders' agreement to amend the Existing Credit Agreement pursuant to the terms of this First Amendment and the limited waiver contained herein, the Borrowers shall pay to the Agent, for the pro rata account of each Lender, a nonrefundable amendment fee in the amount of $112,500.

                  SUBPART 3.1.3. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agent. The Agent shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agent may reasonably request on or prior to the date hereof, and all legal matters incident to the transactions contemplated by this First Amendment shall be satisfactory to the Agent.

                                    PART IV
                    REPRESENTATIONS; WARRANTIES AND COVENANTS

                  In order to induce the Lenders and the Agent to enter into this First Amendment, the Borrowers represents, warrants and covenants unto the Agent, each Issuing Bank and each Lender as set forth in this Part IV.

                  SUBPART 4.1. Compliance With Representations Warranties. The representations and warranties set forth in Article IV of the Existing Credit Agreement and in each other Loan Document delivered in connection herewith or therewith are true and correct in all material respects with the same effect as if made on and as of the date hereof and on and as of the First Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), provided, that, for purposes of the foregoing restatement of representations and warranties, all references to the "Agreement" in all representations and warranties shall also mean the Existing Credit Agreement as amended by this First Amendment.

                  SUBPART 4.2. Compliance With Existing Credit Agreement. As of the date hereof and as of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

                  SUBPART 4.3. Covenant to Engage Field Auditor. The Borrowers hereby agree that the Agent, on behalf of the Lenders shall engage a field auditor (at the sole expense of the Borrowers) to deliver a detailed report and recommendations to the Agent and the Lenders within thirty days of the date hereof, such report and conclusions shall be satisfactory in form and substance in all respects to the Agent and the Lenders. To the extent that such report is not satisfactory to the Agent and the Lenders (or any reports, calculations or numbers used in any such calculations, previously delivered by the Borrowers to the Agent and the Lender are incorrect in any material respect (in the sole judgment of the Agent)), the Borrowers shall take all steps necessary to remedy the situation, the failure to remedy such situation within 15 days following a notice from the Agent, on behalf of the Lenders, shall result in an immediate Event of Default under the Credit Agreement.

                  SUBPART 4.4. Hydro Med Subordinated Debt. The Borrowers covenant and agree that, pursuant to the terms of the Hydro Med Subordinated Debt, no principal amount of the Hydro Med Subordinated Debt shall be paid until the date on which all Obligations under the Credit Agreement have been paid in cash in full and the Commitments under the Credit Agreement have been permanently terminated.

                  SUBPART 4.5. Further Assurances. The Borrowers agree to deliver to the Agent all documents and information, and such counterpart originals or such certified or other copies or such materials, as may be necessary to effectuate the purposes of or comply with the terms of this First Amendment, as the Agent may reasonably request.

                                     PART V
                                  MISCELLANEOUS

                  SUBPART 5.1. Cross-References. References in this First Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this First Amendment

                  SUBPART 5.2. Ratification of Existing Credit Agreement. The Existing Credit Agreement, as expressly amended by the terms hereof, is hereby ratified, approved and confirmed in each and every respect. Except as specifically amended herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver of any right, power or privilege of the Agent, the Lenders or any Issuing Bank, nor shall the entering into of this First Amendment preclude the Lenders from refusing to enter into any further or future amendments. This First Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied, except as specifically amended herein, in accordance with all of the terms and provisions of the Existing Credit Agreement, and without limiting the foregoing, the Borrowers expressly agree to pay all reasonable expenses, including reasonable legal fees and other charges of Paul, Hastings, Janofsky & Walker LLP in connection with the preparation, negotiation and delivery of this First Amendment. In addition, the Borrowers jointly and severally also agree, to reimburse the Agent on demand for all reasonable third party administration, audit and monitoring expenses incurred in connection with the Borrowing Base and determinations in respect thereof.

                  SUBPART 5.3. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  SUBPART 5.4. Counterparts. This First Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  SUBPART 5.5. Consent and Acknowledgment of Subsidiary Guarantors, etc. By their signatures below, the Subsidiary Guarantors, in their capacity as guarantors and pledgors of collateral under the Subsidiary Guaranty and Security Agreement, hereby each acknowledges, consents and agrees to this First Amendment and hereby ratifies and confirms each of their respective obligations under the Subsidiary Guaranty and Security Agreement executed and delivered by each of them in all respects.

                  SUBPART 5.6. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT EXCLUDING, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers as of the day and year first above written.

                              GP STRATEGIES CORPORATION


                              By:_____________________________
                                       Name:
                                       Title:


                              GENERAL PHYSICS CORPORATION


                              By:_____________________________
                                       Name:
                                       Title:


                              FLEET NATIONAL BANK,


                              Individually, as Issuing Bank and as Agent


                              By:_____________________________
                                       Name:
                                       Title:


                              WASHINGTON MUTUAL BANK, FA (the successor in interest to DIME SAVINGS BANK OF NEW YORK, FSB)


                              By:_____________________________
                                       Name:
                                       Title:


                              LASALLE BUSINESS CREDIT INC.


                              By:_____________________________
                                       Name:
                                       Title:

Acknowledged and Agreed:

MXL INDUSTRIES, INC.



By:____________________



GP e-LEARNING TECHNOLOGIES, INC.



By:_____________________



THE CHESTNUT HILL RESERVOIR COMPANY



By:______________________

                                                                    EXHIBIT A


                                    LENDERS;
                     REVOLVING LOAN COMMITMENT PERCENTAGES;
                                    ADDRESSES



------------------------------------------------------------------------------ -------------------------

                                                                                    Revolving Loan
                             LENDER                        Commitment           Commitment Percentage
------------------------------------------------------------------------------ -------------------------
------------------------------------------------------------------------------ -------------------------

  FLEET NATIONAL BANK                                      $15,000,000                   50%
    1185 Avenue of the Americas
    New York, NY  10036

    Attention:    Martha Novak
    Tel: (212) 819-5760
    Fax: (212) 819-4120

------------------------------------------------------------------------------ -------------------------
------------------------------------------------------------------------------ -------------------------

  LASALLE BUSINESS CREDIT INC.                             $7,500,000                    25%
    135 S. LaSalle Street
    Suite 145
    Chicago, IL 60603

    Attention: Tom Brennan
    Tel: (312) 904-6169
    Fax: (312) 904-6450

------------------------------------------------------------------------------ -------------------------
------------------------------------------------------------------------------ -------------------------
  WASHINGTON MUTUAL BANK, FA (the successor
  in interest to DIME SAVINGS BANK OF NEW YORK, FSB)       $7,500,000                    25%

    1180 Avenue of the Americas
    New York, NY 10036

    Attention: Patrick Grady
    Tel: (212) 382-8352
    Fax: (212) 382-8349

------------------------------------------------------------------------------ -------------------------
------------------------------------------------------------------------------ -------------------------

                        TOTAL COMMITMENT                   $30,000,000                   100%
------------------------------------------------------------------------------ -------------------------



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